UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street,

Boston, Massachusetts 02114

(Address of principal executive offices), including zip code

(617) 247-1717

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On May 26, 2026, the Board of Directors (the “Board”) of Rapid7, Inc. (the “Company”) appointed Wael Mohamed as Chief Executive Officer of the Company, effective as of June 1, 2026. Mr. Mohamed succeeds Corey Thomas, who has been appointed Executive Chairman, effective as of June 1, 2026. Messrs. Mohamed and Thomas will each continue to serve as directors of the Company.

Mr. Mohamed, 58 years old, has served as a member of the Company’s Board since April 2025. Mr. Mohamed is the Founder, Managing General Partner and board member for Global Forward Capital Management PTE. LTD., a multi-stage investment firm founded in 2017. Mr. Mohamed formerly served as Operating Partner at Advent International, Chief Executive Officer at Forescout Technologies, Chairman of the Board for Cysiv, and President, Chief Operating Officer and board member for Trend Micro Group from 2015 to 2020, which is headquartered in Japan, publicly traded on the Tokyo Stock Exchange and a member of the Nikkei 225. Mr. Mohamed holds a bachelor’s degree in computer science from Dalhousie University and an Executive Corporate Director Certificate from Harvard Business School, and completed the Executive Program at Queen’s Graduate School of Business and the MIT Sloan + CSAIL: Artificial Intelligence: Implications for Business Strategy program at the Massachusetts Institute of Technology.

There are no arrangements or understandings between Mr. Mohamed and any other person pursuant to which Mr. Mohamed was appointed Chief Executive Officer, and there are no related party transactions involving Mr. Mohamed requiring disclosure under Item 404(a) of Regulation S-K.

Board Leadership

In connection with the Chief Executive Officer transition, the Board also appointed Mr. Thomas as Executive Chairman, effective as of June 1, 2026. Mr. Thomas previously served as the Company’s Chief Executive Officer from October 2012 to May 2026 and as Chairman of the Board from February 2019 to June 2025. As Executive Chairman, Mr. Thomas will continue to preside at meetings of the Board and stockholders and will support the Company’s leadership transition and long-term strategic initiatives. Because Mr. Thomas is not an independent director, the Board appointed Marc Brown, who previously served as Chairman of the Board, as Lead Independent Director, effective June 1, 2026.

Offer Letter and Compensatory Arrangements

On May 27, 2026, the Company entered into an offer letter with Mr. Mohamed (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Mohamed will report to the Board. The Offer Letter does not provide for a specified term of employment and Mr. Mohamed’s employment will be on an at-will basis. Mr. Mohamed will receive an annual base salary of $625,000 and will be eligible to receive an annual performance bonus (which will be pro-rated for fiscal year 2026), provided that he remains employed by the Company through the date the annual bonus is scheduled to be paid. The target amount of such performance bonus is equal to 100% of Mr. Mohamed’s annual base salary, and such bonus is to be measured based on mutually agreed upon objectives between Mr. Mohamed and the compensation committee of the Board (the “Compensation Committee”) and is subject to the Company’s executive incentive bonus plan then in effect. Mr. Mohamed is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company. In addition, Mr. Mohamed will be required to execute the Company’s Confidentiality, Assignment and Non-Solicitation Agreement.

Under the Offer Letter, Mr. Mohamed is eligible to receive a restricted stock unit award with an approximate grant date value of $6.0 million, which will vest over a three-year period with one-third vesting on June 15, 2027, and quarterly vesting thereafter, subject to Mr. Mohamed’s continued service on each vesting date. Mr. Mohamed will also be eligible to receive a supplemental performance-based restricted stock unit award covering 2,125,000 shares of the Company’s common stock, with terms and conditions determined by the Compensation Committee. The number of shares that may ultimately vest under such performance-based restricted stock unit award is based on certain price hurdles when the Company’s common stock closes at or above the specified price for 30 consecutive days. The stock price thresholds range from $15.00, where 50% of the shares would vest, to $30.00 or higher, where a maximum of 150% of the shares would vest.

In addition, on May 27, 2026, the Company entered into a Severance and Equity Award Vesting Acceleration Letter Agreement (the “Severance Agreement”) with Mr. Mohamed. Pursuant to the terms of the Severance Agreement, in the case of a termination for a reason other than Cause (but not as a result of death or disability) or resignation for Good Reason (each, a “Qualifying Termination”), Mr. Mohamed will be entitled to (subject to his execution of a release of claims): (i) continued payment of base salary for 12 months following termination of employment, (ii) a prorated payment of his target annual performance bonus, and (iii) payment of premiums for continued health benefits under COBRA for up to 12 months.

If the Qualifying Termination occurs within three months prior to or 12 months following a change in control of the Company, then Mr. Mohamed will be entitled to (subject to his execution of a release of claims): (i) a lump sum payment equal to 150% of the sum of his annual base salary plus his annual target performance bonus, (ii) payment of premiums for continued health benefits under COBRA for up to 18 months, and (iii) accelerated vesting of all of Mr. Mohamed’s equity awards then outstanding on such date of termination of employment.

A copy of the Offer Letter and the Severance Agreement are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively. The foregoing description of the Offer Letter and the Severance Agreement are a summary only and are qualified in their entirety by the full text of the Offer Letter and the Severance Agreement, which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 1, 2026, the Company issued a press release announcing the appointment of Mr. Mohamed as Chief Executive Officer and the appointment of Mr. Thomas as Executive Chairman. In the press release, the Company also reaffirmed its guidance, previously provided on May 5, 2026, for the second quarter 2026 and full-year 2026. The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information included in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, by and between the Company and Wael Mohamed, dated as of May 27, 2026.

10.2	Severance and Equity Award Vesting Acceleration Letter Agreement, by and between the Company and Wael Mohamed, dated as of May 27, 2026.

99.1	Press Release, dated June 1, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: June 1, 2026	By:	/s/ Rafeal E. Brown
Rafeal E. Brown
Chief Financial Officer